UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 12, 2018

KBR, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-33146	20-4536774
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

601 Jefferson Street
Suite 3400
Houston, Texas 77002
(Address of principal executive offices)

Registrant’s telephone number including area code: (713) 753-3011

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Introduction.

KBR, Inc. (the “Company”) has completed its previously announced private offering of $350 million aggregate principal amount of its 2.50% convertible senior notes due 2023 (the “Notes”) to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”). The Company used a portion of the net proceeds from the sale of the Notes to repay a portion of the outstanding indebtedness under its Credit Agreement (as defined below).  Accordingly, the Notes effectively lower the Company’s cash interest rate on its outstanding indebtedness, increase the Company’s fixed-to-floating debt ratio and restore the Company’s availability under the Credit Agreement.

In connection with the pricing of the Notes, the Company entered into the Convertible Note Hedge Transactions (as defined below), which are expected to generally reduce the potential dilution upon conversion of the Notes and/or offset any cash payments the Company is required to make in excess of the principal amount of converted Notes, as the case may be.  The Company also entered into the Warrant Transactions (as defined below), which could separately have a dilutive effect on the Company’s common stock to the extent that the market price per share of the Company’s common stock exceeds the strike price of the warrants, which is initially $40.02 per share and represents a 100% premium to the $20.01 per share closing price of the Company’s common stock on November 12, 2018.

The Company intends to settle the principal amount of the Notes in cash at maturity.

Item 1.01 Entry into a Material Definitive Agreement.

Purchase Agreement

On November 12, 2018, the Company entered into a Purchase Agreement (the “Purchase Agreement”) with Merrill Lynch, Pierce, Fenner & Smith Incorporated, as representative of the several initial purchasers named in Schedule A to the Purchase Agreement (collectively, the “Initial Purchasers”), relating to the issuance and sale of the Notes.

The Purchase Agreement contains customary representations and warranties of the parties and indemnification and contribution provisions under which the Company, on one hand, and the Initial Purchasers, on the other, have agreed to indemnify each other against certain liabilities, including liabilities under the Securities Act.

Affiliates of all of the Initial Purchasers are lenders under the Company’s credit agreement with Bank of America, N.A., as Administrative Agent, Swing Line Lender and a Letter of Credit Issuer, and the other lenders party thereto, dated April 25, 2018 (the “Credit Agreement”), to be repaid with a portion of the net proceeds from the sale of the Notes, and will receive a ratable portion of such portion of the net proceeds from the offering of the Notes.  An affiliate of Merrill Lynch, Pierce, Fenner & Smith Incorporated serves as Administrative Agent, Swing Line Lender and a Letter of Credit Issuer under the Credit Agreement.

A copy of the Purchase Agreement is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference. The foregoing summary description of the Purchase Agreement is qualified in its entirety by the terms of the Purchase Agreement.

Indenture

The Notes were issued pursuant to an Indenture, dated as of November 15, 2018 (the “Indenture”), between the Company and Citibank, N.A., as trustee.  The Notes bear cash interest at a rate of 2.50% per year, payable semi-annually in arrears on May 1 and November 1 of each year, beginning on May 1, 2019. The Notes will mature on November 1, 2023, unless earlier repurchased or converted in accordance with their terms. The initial conversion rate for the Notes is 39.1961 shares of the Company’s common stock per $1,000 principal amount of Notes, which is equivalent to an initial conversion price of approximately $25.51 per share of common stock, and is subject to adjustment in some events but will not be adjusted for any accrued and unpaid interest. The initial conversion price of the Notes represents a premium of approximately 27.5% to the $20.01 per share closing price of the Company’s common stock on November 12, 2018. Holders may convert all or any portion of their Notes at their option at any time prior to the close of business on the business day immediately preceding May 1, 2023 only under the following circumstances: (1) during any calendar quarter commencing after the calendar quarter ending on March 31, 2019 (and only during such calendar quarter), if the last reported sale price of the Company’s common stock for at least 20 trading days (whether or not consecutive) during a period of 30 consecutive trading days ending on, and including, the last trading day of the immediately preceding calendar quarter is greater than or equal to 130% of the conversion price on each applicable trading day; (2) during the five business day period after any ten consecutive trading day period (the “measurement period”) in which the trading price per $1,000 principal amount of Notes for each trading day of the measurement period was less than 98% of the product of the last reported sale price of the Company’s common stock and the conversion rate on each such trading day; or (3) upon the occurrence of specified corporate events. On or after May 1, 2023 until the close of business on the second scheduled trading day immediately preceding the maturity date, holders may convert their Notes at any time, regardless of the foregoing circumstances. Upon conversion, the Company will pay or deliver, as the case may be, cash, shares of the Company’s common stock or a combination of cash and shares of the Company’s common stock, at its election, as described in the Indenture.

If the Company undergoes a fundamental change (as defined in the Indenture) prior to the maturity date, holders may require the Company to repurchase for cash all or any portion of their Notes at a fundamental change repurchase price equal to 100% of the principal amount of the Notes to be repurchased, plus accrued and unpaid interest to, but excluding, the fundamental change repurchase date.

The Indenture includes customary terms and covenants, including certain events of default after which the Notes may be due and payable immediately.

The Notes are senior unsecured obligations of the Company. The Notes rank senior in right of payment to any of the Company’s indebtedness that is expressly subordinated in right of payment to the Notes; rank equal in right of payment to the Company’s unsecured indebtedness that is not so subordinated; are effectively junior in right of payment to any of the Company’s senior, secured indebtedness to the extent of the value of the assets securing such indebtedness; and are structurally junior to all indebtedness and liabilities (including trade payables) of the Company’s subsidiaries.

The net proceeds from the sale of the Notes were approximately $341 million, after deducting the Initial Purchasers’ discounts and estimated offering expenses payable by the Company.  The Company used approximately $200 million of the net proceeds to reduce its senior secured debt by repaying a portion of the outstanding indebtedness under its Credit Agreement, to maximize committed capital to fund ongoing investments.  The Company used approximately $40 million of the net proceeds to pay the cost, before applicable future tax benefits, of the Convertible Note Hedge Transactions (as defined below), after such cost was partially offset by the proceeds to the Company from the Warrant Transactions (as defined below).

The foregoing description of the Indenture and the Notes is qualified in its entirety by reference to the Indenture (including the form of the Note), which is attached hereto as Exhibit 4.1 and incorporated herein by reference.

Convertible Note Hedge Transactions

In connection with the pricing of the Notes on November 12, 2018, the Company entered into privately negotiated convertible note hedge transactions (together, the “Convertible Note Hedge Transactions”) with each of Bank of

America, N.A., Citibank, N.A and BNP Paribas (together, the “Option Counterparties”).  The Convertible Note Hedge Transactions cover, subject to anti-dilution adjustments substantially similar to those applicable to the Notes, the aggregate number of shares of the Company’s common stock underlying the Notes, and are expected generally to reduce or offset potential dilution to the Company’s common stock upon any conversion of notes and/or offset any cash payments the Company is required to make in excess of the principal amount of converted notes, as the case may be. On November 12, 2018, the Company also entered into separate warrant transactions (the “Warrant Transactions”) with each of the Option Counterparties, under which the Company sold to the Option Counterparties warrants relating to the same number of shares of the Company’s common stock. The Convertible Note Hedge Transactions are expected generally to reduce the potential dilution upon conversion of the Notes and/or offset any cash payments the Company is required to make in excess of the principal amount of converted Notes, as the case may be, in the event that the market price per share of the Company’s common stock, as measured under the terms of the Convertible Note Hedge Transactions, is greater than the strike price of the Convertible Note Hedge Transactions, which initially corresponds to the conversion price of the Notes and is subject to anti-dilution adjustments substantially similar to those applicable to the conversion rate of the Notes. If, however, the market price per share of the Company’s common stock, as measured under the terms of the Warrant Transactions, exceeds the strike price of the warrants, there would nevertheless be dilution to the extent that such market price exceeds the strike price of the warrants.  The strike price of the Warrant Transactions will initially be $40.02 per share of the Company’s common stock and is subject to certain adjustments under the terms of the Warrant Transactions. The Convertible Note Hedge Transactions and the Warrant Transactions are separate transactions, in each case, entered into by the Company with the Option Counterparties, and are not part of the terms of the Notes and will not affect any holder’s rights under the Notes. Holders of the Notes will not have any rights with respect to the Convertible Note Hedge Transactions or the Warrant Transactions.

Affiliates of the Option Counterparties are lenders under the Credit Agreement, to be repaid with a portion of the net proceeds from the offering of the Notes, and will receive a portion of the net proceeds from this offering from the offering of the Notes applied to the Convertible Note Hedge Transactions and Warrant Transactions.  An affiliate of Merrill Lynch, Pierce, Fenner & Smith Incorporated serves as Administrative Agent, Swing Line Lender and a Letter of Credit Issuer under the Credit Agreement.

The foregoing description of the Convertible Notes Hedge Transactions and Warrant Transactions is qualified in its entirety by reference to the confirmations for the Convertible Notes Hedge Transactions and Warrant Transactions, which are attached as Exhibits 10.2, 10.3, 10.4, 10.5, 10.6 and 10.7 and incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.

The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

The Company offered and sold the Notes to the Initial Purchasers in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act, and for resale by the Initial Purchasers to qualified institutional buyers pursuant to the exemption from registration provided by Rule 144A under the Securities Act. The Company relied on these exemptions from registration based in part on representations made by the Initial Purchasers. The offer and sale of the Notes and the shares of the Company’s common stock issuable upon conversion of the Notes, if any, have not been registered under the Securities Act, and the Notes and any such shares may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. The Company expects any shares of common stock issued upon conversion of the Notes to be issued pursuant to the exemption provided by Section 3(a)(9) of the Securities Act. A maximum of 17,491,250 shares of common stock are initially issuable upon conversion of the Notes, based on the initial maximum conversion rate of 49.9750 shares of the Company’s common stock per $1,000 principal amount of Notes, which is subject to anti-dilution adjustments as set forth in the Indenture.

The Company entered into the Warrant Transactions with the Option Counterparties in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act. The Company relied on this exemption from registration based in part on representations made by the Option Counterparties. The Warrant Transactions and the shares of the Company’s common stock issuable upon exercise of the warrants comprising the Warrant Transactions, if any, have not been registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. A maximum of 27,437,270 shares of common stock are issuable upon exercise of the warrants issued in the Warrant Transactions.

Please see Exhibit 99.3 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on November 13, 2018 for a presentation related to the Company’s management of potential share dilution in connection with the Notes.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

4.1	Indenture related to the 2.50% Convertible Senior Notes due 2025, dated as of November 15, 2018, among the Company and Citibank, N.A., as trustee

4.2	Form of 2.50% Convertible Senior Note due 2025 (included with Exhibit 4.1)

10.1	Purchase Agreement, dated November 12, 2018, among the Company, Merrill Lynch, Pierce, Fenner & Smith Incorporated and the other initial purchasers named in Schedule A thereto

10.2	Letter Agreement, dated November 12, 2018, between the Company and Bank of America, N.A., regarding the Convertible Note Hedge Transactions

10.3	Letter Agreement, dated November 12, 2018, between the Company and BNP Paribas, regarding the Convertible Note Hedge Transactions

10.4	Letter Agreement, dated November 12, 2018, between the Company and Citibank, N.A., regarding the Convertible Note Hedge Transactions

10.5	Letter Agreement, dated November 12, 2018, between the Company and Bank of America, N.A., regarding the Warrant Transactions

10.6	Letter Agreement, dated November 12, 2018, between the Company and BNP Paribas, regarding the Warrant Transactions

10.7	Letter Agreement, dated November 12, 2018, between the Company and Citibank, N.A., regarding the Warrant Transactions

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KBR, INC.

November 16, 2018
/s/ Adam M. Kramer
Adam M. Kramer
Vice President, Public Law and Corporate Secretary